Execution Version

Exhibit 10.2

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT is entered into as of March 26, 2008 among ALENTUS CORPORATION (“Buyer”), a Nevada corporation, on the one hand, and STEPHANIE E. ROSENDAHL and R. ANDERS ROSENDAHL, M.D. individuals (each a "Shareholder," together the “Sellers”), on the other hand.

WHEREAS, the Shareholders own all of the outstanding shares of capital stock WEB HOSTING GROUPS, INC., a Texas corporation, WEB SITE SOURCE, INC., a Texas corporation, and SPEEDFOX, INC., a Texas corporation (each a "Company" collectively the “Companies”), Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, all of the outstanding capital stock of the Companies, all upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties hereto agree as follows:

1.

Purchase and Sale of Stock. Subject to satisfaction of all conditions precedent set forth in this Agreement, Buyer agrees to purchase and accept delivery from Sellers, and Sellers agrees to sell, assign, transfer and deliver to Buyer, at the Closing provided for in Section 4, one hundred percent (100%) of the shares of outstanding capital stock of the Companies (the "Stock"), free and clear of all liens, claims, charges, restrictions, equities or encumbrances of any kind (the "Acquisition"). Buyer may assign some or all of its rights hereunder prior to the Closing to one or more of its subsidiaries. At Buyer's election, the Acquisition may be structured so that the Purchaser acquires the Shares through a merger between the Purchaser or one of its subsidiaries and the Company (the "Merger").

2.

Consideration.

Base Purchase Price. Subject to the terms and conditions of this Agreement (including any Purchase Price Adjustments), as consideration for the Stock, Buyer will at the Closing (a) pay in immediately available funds to Sellers $1,500,000.00(USD)(the "Cash Amount"), (b) issue and deliver to Sellers a non-transferable Subordinated Unsecured Promissory Note (the "Note"), in the principal amount of $350,000.00(USD)(the "Note Amount"), on the terms and conditions set forth in the Form of Note attached hereto as Exhibit A and (c) issue and deliver to Sellers, Common Stock issued by Buyer in the amount of $350,000.00(USD)(the "Buyer Common Stock")(valued at the 15 trading-day average price between April 1, 2008 and April 21, 2008), for a total purchase price of $2,200,000.00(USD)(the "Purchase Price").

Bonus Consideration. Subject to the terms and conditions of this Agreement (including any Purchase Price Adjustments), as additional consideration for the Stock, Buyer will pay additional consideration as follows: (a) Sellers shall be paid additional bonus consideration of $150,000(USD) when domain certification is granted to the Companies, provided that such domain certification is granted within one year subsequent to the Closing Date, and (b) if total Revenues for the Companies, as measured and verified pursuant to the terms and conditions of this Agreement, exceeds $180,000.00(USD) per month in February and March of 2008, Buyer will pay Sellers any such amounts exceeding $180,000.00.

2.1.

Purchase Price Adjustment. (a) At its option, Buyer will prepare an audit of the financial statements (the “Closing Financial Statements”) of the Company as of the Closing Date and for the period from the date of the Balance Sheet through the Closing Date, including a computation of stockholders’ equity as of the Closing Date. If within thirty days following delivery of the Closing Financial Statements by Buyer to Seller, Seller has not given Seller's notice of its objection to the Closing Financial Statements (such notice must contain a statement of the basis of Seller's objection), then the financial data reflected in the Closing Financial Statements will be used in computing the Adjustment Amount. If Seller gives such notice of objection, then the parties agree to attempt to resolve the dispute through informal negotiations in good faith, failing which the dispute will be resolved by a certified public accountant mutually acceptable to the parties.

3.

Closing. The closing of the purchase and sale of the Stock (the “Closing”) shall take place on or about April 1, 2008, pursuant to a fax closing with original signatures to follow via FedEx or similar nationally-recognized overnight courier (to the office of Mueller Carey, PLC, 28202 Cabot Road, Suite 300, Laguna Niguel CA 92677, fax (949) 365-5811, Attn: Corporate Resources). The Closing Date may be postponed to a later time and date by mutual agreement of the parties. If the Closing is postponed, all references to the Closing Date in this Agreement shall refer to the postponed date.

3.1.

Documents to be Delivered by Sellers to Buyer at Closing.

(A)

a stock certificates for the Stock, free and clear of all liens, claims, charges, restrictions, equities or encumbrances of any kind, which certificates shall be duly endorsed to Buyer or accompanied by duly executed stock powers in form satisfactory to Buyer; and,

Execution Version

(B)

a certificate of Sellers in the form of Exhibit B certifying as to the accuracy of Sellers’ representations and warranties at and as of the Closing and that Sellers have performed and complied with all of the terms, provisions and conditions to be performed and complied with by Sellers at or before the Closing.

3.2.

Documents to be Delivered by Buyer to Sellers. At the Closing, Buyer will deliver to Sellers:

(A)

an undertaking to deliver the stock certificate for the Buyer Common Stock, free and clear of all liens, claims, charges, restrictions, equities or encumbrances of any kind, which undertaking will be transmitted to the Buyer's transfer agent contemporaneously with the Closing.

(B)

the amount set forth in Section 2 by wire transfer of immediately available funds to such account at such bank as Sellers shall direct; and,

(C)

the Note.

4.

Representations and Warranties by Sellers. Sellers each represent and warrant to Buyer as follows:

4.1.

Financial Statements. Sellers have delivered to Buyer (a) the audited balance sheets of the Companies for the past three fiscal years and related statements of income, cash flows, and statement of retained earnings / changes in stockholders’ equity, together with supporting schedules and reports ("Audited Annual Financial Statements"); and (b) unaudited Financial Statements of the Companies for the latest completed fiscal quarter ("Latest Financial Statements"); as certified by the Chief Executive Officer and Chief Financial Officer of each Company.

All Financial Statements are complete and correct as of their respective dates, and present fairly and accurately the financial positions and results of the operations of each Company, including changes in the financial position of each Company, in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding periods. No uncollectible accounts receivable are reflected on said balance sheets without provision for an adequate reserve for uncollectible amounts; and as of the date of the Latest Financial Statements, there was no liability of any nature or in any amount that should properly be reserved against in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding periods.

4.2.

Contracts. Schedule 4.2 contains a listing of all of the Companies' material contracts, commitments and liabilities, direct or contingent. Except as set forth in Schedule 4.2, the Company is not a party to any written or oral (i) contract with any labor union; (ii) employment or consulting contract or other contract for services involving a payment of more than $10,000.00 annually; (iii) lease, whether as lessee or lessor, with respect to any real or personal property; (iv) loan agreement or instrument relating to any indebtedness; (v) contract of purchase or sale involving more than $5,000.00; (vi) contract with any agent, dealer or distributor; (vii) stand-by letter of credit, guarantee or performance bond; (viii) non-compete or non-solicitation agreement; or (ix) contract not made in the ordinary course of business. Each contract or other agreement listed in Schedule 4.2 is in full force and effect and is valid and enforceable by the respective Company in accordance with its terms. The Companies are not in default in the observance or the performance of any term or obligation to be performed under any contract listed in Schedule 4.2, and to the best of Sellers’ knowledge, no other person is in default in the observance or the performance of any term or obligation to be performed by it under any material contract with the Company. Sellers have delivered to Buyer true and complete copies of all contracts listed in Schedule 4.2 as in effect on the date hereof.

4.3.

Title to and Condition of Properties and Assets. The Company has good and marketable title to all of its properties and assets, including, without limitation, (i) all those used in its business, and (ii) those reflected in the Latest Financial Statements, subject to no mortgage, pledge, conditional sales contract, lien, security interest, right of possession in favor of any third party, claim or other encumbrance, except as set forth in Schedule 4.3. Subsequent to the date of the Latest Financial Statements, none of the Companies has sold or disposed of any properties or assets or obligated itself to do so except in the ordinary course of business. The facilities, equipment, machinery, furniture, office and other assets of the Companies are in good operating condition and repair. None of the Companies, nor any property or asset owned or leased thereby is in violation of any applicable ordinance, regulation or building, zoning, environmental or other law.

4.4.

Capitalization. Schedule 4.4 sets forth an accurate and complete description of the authorized, issued and outstanding capital stock of each Company. All of such issued shares have been duly authorized and validly issued and are fully paid and non-assessable, and none of them was issued in violation of any preemptive or other right. Except as set forth in Schedule 4.4, none of the Companies is bound by any agreement to issue, sell or otherwise dispose of, or redeem, purchase or otherwise acquire any capital stock or any other security of such Company. The Shareholders own all outstanding shares of capital stock of the Companies, free and clear of all liens, claims, charges, restrictions, equities and encumbrances of any kind, and have full power and legal right to sell, assign, transfer and deliver the same.

Execution Version

4.5.

No Undisclosed Liabilities; Accounts Receivable. Since the date of the Latest Financial Statements, except for transactions contemplated by this Agreement and as set forth in Schedule 4.5, (i) none of the Companies has incurred any material liability or obligation, other than liabilities and obligations incurred in the ordinary course of business that would properly be reflected in the Latest Financial Statements; and, (ii) none of the Companies has acquired or accrued any material amount of accounts receivable that are believed to be uncollectible, and the frequency and amounts of payments received by the Companies with respect to the accounts receivable reflected on the Latest Financial Statements do not, in retrospect, render inadequate the reserve for uncollectible accounts set forth in the Latest Financial Statements.

4.6.

Absence of Material Adverse Changes. Since the date of the Latest Financial Statements, except (i) for the execution and delivery of this Agreement and (ii) as set forth in Schedule 4.6, the Company has not had any change in its condition (financial or otherwise), operations (present or prospective), business (present or prospective), properties, assets, or liabilities, other than changes in the ordinary course of business, none of which has been materially adverse.

4.7.

Litigation. Except as set forth in Schedule 4.7, there are no actions, suits, proceedings or investigations, either at law or in equity, before any judicial authority, commission, or administrative authority in the United States or foreign jurisdiction, of any kind now pending or threatened that should or could reasonably form the basis of any such action, suit, proceeding or investigation, involving Sellers or the Companies or any of their respective assets, that (i) if asserted and decided adversely to Sellers or the Companies could materially and adversely affect the operations (present or prospective) or the business (present or prospective) of the Companies, or (ii) questions the validity of this Agreement, or (iii) seeks to delay, prohibit or restrict in any manner any action taken or to be taken by Sellers or the Companies under this Agreement. Except as set forth in Schedule 4.7, there is no arbitration proceeding pending or threatened or proposed in any manner under any collective bargaining agreement or other agreement or otherwise. None of the Companies nor any of their respective properties or assets is subject to any judicial or administrative judgment, order, decree or restraint.

4.8.

Compliance with Laws. Sellers have complied with and are in compliance with all federal, state, local and foreign statutes, laws, ordinances, regulations, rules, permits, judgments, orders and decrees applicable to their properties, assets, operations and business, and there does not exist any basis for any claim of default under or violation of any such statute, law, ordinance, regulation, rule, judgment, order or decree, except such defaults or violations or such bases for any claims of such defaults or violations, if any, that in the aggregate, do not and will not materially and adversely affect the property, operations, financial condition or prospects of the Sellers.

4.9.

Corporate Organization. Each Company is duly organized, validly existing and in good standing under applicable law, has the corporate power and authority to enter into and perform this Agreement, to conduct its business now and as proposed to be conducted, and to own and operate its assets.

4.10.

Intellectual Property. Schedule 4.10 lists all of the Sellers' intellectual property, including but not limited to any or all rights in patents and patent applications, trade names, logos, common law trademarks and service marks, copyrights, inventions, improvements, trade secrets, know-how, computer software, technology, technical data, customer lists, other confidential or proprietary information, and all documentation relating to any of the foregoing (the “Company Intellectual Property”). Each item of Company Intellectual Property is either owned solely by the Company free and clear of any liens, or rightfully used and authorized for use by the Company pursuant to a valid and enforceable written license or other written grant of a right by a third party to use its proprietary information. The Sellers are in compliance with and have not breached or received notice that they have breached any of the terms or conditions of any such license or sublicense. Following the Closing, Buyer will be permitted to exercise all of the Companies' rights under such contracts, licenses and agreements to the same extent as the Companies without the payment of any additional fees, royalties or payments. To the Sellers' knowledge, the use of the Company Intellectual Property by the Buyer does not infringe any other person’s intellectual property rights. No funds or facilities of any university were used in the development of Company Intellectual Property. No claims challenging the validity, enforceability, effectiveness or ownership by the Sellers' of any of the Company Intellectual Property have been asserted against any of the Sellers, and to the Sellers' knowledge, are threatened. All Company Intellectual Property is valid and subsisting. The Sellers have secured from all parties (including employees thereof) who have created any portion of, or otherwise have any rights in or to, the Company Intellectual Property owned by the Company valid and enforceable written assignments of any such work, invention, improvement or other rights to the Sellers. The Sellers have taken commercially reasonable measures to protect the proprietary nature of the Company Intellectual Property, and the Sellers have not transferred ownership of, or granted any exclusive license with respect to, any Company Intellectual Property.

Execution Version

4.11.

Tax Matters. All federal, state, local and foreign tax returns, reports and statements required to be filed by the Company have been properly and timely filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed. All taxes shown thereon to be due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for the nonpayment thereof, unless any such amounts are being contested in good faith by appropriate proceedings and an adequate reserve has been established therefore on the balance sheet of the Company on the Latest Financial Statements. None of the Company’s tax returns is currently being audited by the Internal Revenue Service (“IRS”). The Company has not executed or filed with the IRS or any other governmental authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any tax.

4.12.

General.

(a)

No Subsidiaries and Other Equity Investments. None of the Companies owns, directly or indirectly, any shares of capital stock of any corporation or any equity investment in any partnership, association or other business organization.

(b)

Authorization of Agreement; No Violation. The Sellers and Directors of each Company have duly authorized the execution and delivery of this Agreement and the sale and the consummation of the other transactions contemplated hereby. Sellers have delivered to Buyer true and complete copies, certified by each Company’s Secretary, of the resolutions which have been adopted by each Company’s Directors authorizing such execution and delivery and such sale and the consummation of such other transactions. Neither the execution, delivery or performance of this Agreement nor the consummation of any of the transactions contemplated hereby (i) will violate or conflict with any of the Companies' charter documents or by-laws, (ii) will conflict with or result in any breach of or default under any provision of any contract or agreement of any kind to which any of the Sellers or Companies is a party or by which any of the Sellers or Companies is bound, or to which any property or asset of each of them is subject, (iii) is prohibited by or requires any of Sellers or the Companies to obtain or make any consent, authorization, approval, registration or filing under any statute, law, ordinance, regulation, rule, judgment, decree or order of any court or governmental agency, board, bureau, body, department or authority, or of any other person, (iv) will cause any acceleration of the maturity of any note, instrument or other obligation to which any of the Sellers or Companies is a party, or by which any of them is bound or is an obligor or guarantor, or (v) will result in the creation or imposition of any lien, claim, charge, restriction, equity or encumbrance of any kind whatsoever upon or give to any other person any interest or right (including any right of termination or cancellation) in or with respect to any of the properties, assets, business, agreements or contracts of the Companies.

(c)

Certain Properties. The Company does not own any real estate. Schedule 4.12(c) sets forth all real estate leased to the Company (the “Leased Properties”) and all personal property leased to the Company and specifies, in the case of real estate, the location of each property, the use of the facility thereon, the name of the owner or the names of the lessor and the lessee, the square footage of improvements and the acreage of land. Sellers has delivered to Buyer (i) a copy of each lease by which the Company acquired its interest in the personal property or real estate described in Schedule 4.12(c), (ii) a copy of all certificates of occupancy for the improvements on the real estate described in Schedule 4.12(c) and a copy of any variance granted with respect to any of such real estate described in Schedule 4.12(c) pursuant to applicable zoning laws or ordinances, all of which documents are true and complete copies thereof as in effect on the date hereof. The Company has not received any notice from any governmental agency with respect to the use of any of the property described in Schedule 4.12(c). There is not under any such lease any default by the Company. Each property used in the business of the Company is reflected in the Latest Financial Statements.

(d)

Environmental Matters. The Company has complied with and is in compliance with all federal, state, local and foreign statutes, laws, ordinances, regulations, rules, permits, judgments, orders and decrees applicable to it or its properties, assets, operations and business relating to environmental protection.

(e)

Governmental Authorizations and Regulations. Schedule 4.12(e) lists all licenses, franchises, permits and other governmental authorizations held by the Company material to the conduct of its business. Such licenses, franchises, permits and other governmental authorizations are valid, and the Company has not received any notice that any governmental authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization. The Company holds all licenses, franchises, permits and other governmental authorizations the absence of any of which could have a material adverse effect on its businesses.

4.13.

Employee Benefit Plans and Arrangements. The Company does not offer any employee benefit, fringe benefit, stock option arrangements, or similar plans other than those described in Schedule 4.13.

Execution Version

4.14.

Accounting Practices. The Sellers and the Companies make and keep accurate books and records in accordance with Generally Accepted Accounting Principles, reflecting their respective assets and liabilities and maintain internal accounting controls that provide reasonable assurance that (i) transactions are executed with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of the Sellers' and Companies' respective financial statements and to maintain accountability for the related assets and liabilities, (iii) access to the assets of the Sellers and the Companies is permitted only in accordance with management’s authorization, and (iv) the reported accountability of the assets is compared with existing assets at reasonable intervals.

4.15.

Minute Books. The Companies' minute books contain complete and accurate records of all meetings and other corporate actions of their respective Stockholders and Directors.

4.16.

Insurance. All properties and operations of the Sellers and the Companies are insured against all risks usually insured against by persons operating similar properties or conducting similar operations in the localities where such properties are located or such operations are conducted under valid and enforceable policies issued by insurers of recognized responsibility. Schedule 4.16 lists all such policies. Sellers have delivered to Buyer true and complete copies of all such policies as in effect on the date hereof.

4.17.

Bank Accounts; Powers of Attorney. Schedule 4.17 sets forth (i) the name of each bank in which the Company has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto, and (ii) the names of all persons, if any, holding powers of attorney from the Company and a summary statement of the terms thereof.

4.18.

Product and Service Warranties. Except as set forth in Schedule 4.18, neither the Sellers nor the Companies (i) have unexpired express product or service warranties with respect to any sold or licensed product or service; (ii) the Company has not received any notice of any claim based on any product or service warranty; and (iii) Sellers do not know or have any reasonable grounds to know of any claim (actual or threatened) based on any Company product or service warranty.

4.19.

Certain Disclosures. Schedule 4.19 contains: (i) a list of all of the outstanding purchase orders or service requisitions of the Company on the date hereof; (ii) a list of all of the outstanding sales orders of the Company on the date hereof; and (iii) a list of all servers and equipment owned by the Company on the date hereof.

4.20.

Brokers. Except as set forth in Schedule 4.20, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Sellers and the Companies directly with Buyer and without the intervention of any other person and in such manner as not to give rise to any valid claim against any of the parties for any finder’s fee, brokerage commission or like payment.

4.21.

No Untrue Statements. No statement by Sellers or the Companies contained in this Agreement and no written statement contained in any certificate or other document required to be furnished to Buyer pursuant to or in connection with this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements therein contained not misleading. There is no fact that affects, or in the future might reasonably be expected to affect, adversely the condition (financial or otherwise), operations (present or prospective), business (present or prospective), properties, assets or liabilities of the Sellers or the Companies in any material respect that is not set forth in this Agreement or the Sellers' Disclosure Schedule.

5.

Covenants of Sellers. Sellers covenant and agrees with Buyer as follows:

5.1

Access, Information and Documents. Pending the Closing, Sellers will cause the Companies to give to Buyer and to its agents and representatives (including, but not limited to, accountants, lawyers and appraisers) full and complete access during normal working hours to any and all of the properties, assets, books, records and other documents of the Companies to enable Buyer to make such examination of the business, properties, assets, books, records, and other documents of the Companies as Buyer may determine, and Sellers will furnish, and will cause the Companies to furnish, to Buyer such information and copies of such documents and records as Buyer shall reasonably request. As part of such examination, Buyer may make such inquiries of such persons having business relationships with the Companies (including, but not limited to, suppliers, licensees, distributors and customers) as Buyer shall determine, and Sellers shall cooperate fully, and shall cause the Companies to cooperate fully, with Buyer in connection therewith.

5.2.

Conduct of Business Pending Closing. From the date hereof until the Closing, except as consented to by Buyer in writing:

(i)

Sellers will cause the Companies to maintain themselves at all times as corporations duly organized, validly existing and in good standing under the laws of the jurisdiction under which it is incorporated;

Execution Version

(ii)

Sellers will cause the Companies to carry on their businesses and operations in a good and diligent manner on an arm’s-length basis and substantially in the manner carried on as of the date hereof and will not permit the Companies to engage in any activity or transaction or make any commitment to purchase or spend other than in the ordinary course of its business as heretofore conducted; provided, however, without the written consent of Buyer, Sellers will not permit the Companies to make any commitment to purchase or spend involving $5,000 or more;

(iii)

Sellers will not permit the Companies to declare, authorize or pay any distribution or dividend to its stockholders and will not permit the Company to redeem, purchase or otherwise acquire, or agree to redeem purchase or otherwise acquire, any shares of its stock;

(iv)

Sellers will not permit the Companies to pay or obligate themselves to pay any compensation, commission or bonus to any director, officer, employee or independent contractor as such, except for the regular compensation and commissions payable to such director, officer, employee or independent contractor at the rate in effect on the date of this Agreement;

(v)

Sellers will cause the Companies to continue to carry insurance insuring their properties and operations for their respective benefit, in amounts deemed adequate by management, against all risks usually insured against by persons operating similar properties or conducting similar operations in the localities where such properties are located or such operations are conducted under valid and enforceable policies issued by insurers of recognized responsibility;

(vi)

Sellers will cause the Companies to use its best efforts to preserve their business organizations intact, to keep available to Buyer the services of its employees and independent contractors and to preserve for Buyer their relationships with suppliers, licensees, distributors and customers and others having business relationships with it;

(vii)

Sellers will not permit the Companies to, or obligate themselves to, sell or otherwise dispose of or pledge or otherwise encumber, any of its properties or assets except in the ordinary course of business, and Sellers will cause the Companies to maintain their facilities, machinery and equipment in good operating condition and repair, subject only to ordinary wear and tear;

(viii)

Sellers will not permit the Companies to amend their organizational documents (Certificate of Incorporation and By-Laws);

(ix) Sellers will not permit the Companies to engage in any activity or transaction other than in the ordinary course of business as heretofore conducted; and

(x) Without limiting the foregoing, Sellers will consult with Buyer regarding all significant developments, transactions and proposals relating to the business or operations or any of the assets or liabilities of the Companies.

5.3.

Cooperation with Respect to Financing. Sellers agrees to cooperate in any reasonable manner with Buyer in connection with the obtaining of the financing referred to in Section 6.6 and, in connection therewith, at the request of Buyer, will cause the Companies to execute and deliver loan and/or security agreements which at the Closing will obligate the full credit of the Companies and which will be secured by all of the assets of the Companies, provided that Sellers are reasonably assured that such agreements will be fully discharged in the event the Closing is not consummated.

5.4.

Consents and Approvals. Sellers shall use their best efforts to obtain prior to the Closing all consents, authorizations and approvals under all statutes, laws, ordinances, regulations, rules, judgments, decrees and orders of any court or governmental agency, board, bureau, body, department or authority or of any other person required to be obtained by Sellers in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

5.5.

Resignation of Directors. Prior to or at the Closing, Sellers will cause the Directors of the Companies to resign as directors of the Companies, effective at the Closing.

5.6.

Use of Name. Sellers will not use the name “Alentus” or any derivative thereof in any way whatsoever at any time after the Closing.

6.

Conditions Precedent to Buyer’s Obligation to Purchase the Stock. The obligation of Buyer to purchase the Stock is subject to the fulfillment prior to or at the Closing of the following conditions:

Execution Version

6.1

Sellers' Performance. There shall not be any material error, misstatement or omission in the representations and warranties made by any Sellers in this Agreement; all representations and warranties by Sellers and the Companies contained in this Agreement or in any written statement delivered by any Sellers to Buyer pursuant to this Agreement shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of said time (except (i) as contemplated by this Agreement and (ii) to the extent, if any, Buyer shall waive the same); and Sellers shall have performed and complied with all the terms, provisions and conditions of this Agreement to be performed and complied with by Sellers at or before the Closing.

6.2.

Accountants Letter. Buyer shall have received a letter, dated no earlier than a date ten days preceding the Closing Date, from Brodnax & Karnes, PC, CPAs, independent public accountants, satisfactory in form and substance to Buyer, stating that, based upon:

(i)

a review of the latest available unaudited interim financial statements of the Companies;

(ii)

a review of the minutes of the meetings of the Companies through the Latest Financial Statements;

(iii)

discussions with officials of the Companies responsible for financial and accounting matters; and,

(iv)

such other procedures and inquiries as may be reasonably specified by Buyer and described in such letter, nothing has come to their attention which, in their judgment, would lead them to believe that the Latest Financial Statements of the Companies are not fair presentations of the financial position, results of operations and changes in financial position of the Companies (subject to normal adjustments consistent with prior periods) or, except as set forth in the notes to such financial statements, have not been prepared in accordance with generally accepted accounting principles applied on a consistent basis.

6.3.

Opinion of Counsel. Buyer shall have received an opinion, dated the Closing date, of James Brannon, Esq., counsel for Sellers, in form and substance satisfactory to Mueller Carey, PLC, counsel for Buyer, to the effect that:

(i)

The Companies are corporations duly organized, validly existing and in good standing under the laws of Texas; have full corporate power to carry on its business as now conducted and to own and operate the property and assets now owned and operated by them; and are qualified to do business as foreign corporations in each jurisdiction in which the conduct of their business or the ownership of their properties makes such qualification necessary;

(ii)

Describing the Companies' authorized capital stock, all of such issued shares of Common Stock of the Company have been validly issued and are fully paid and nonassessable;

(iii)

Sellers are the sole holder of record of 100% of shares of the Stock, and to the best of the knowledge of such counsel, owns all of such shares free and clear of all liens, claims, charges, restrictions, equities or encumbrances of any kind and, to the best of such counsel’s knowledge, has full power and the legal right to sell such shares to Buyer pursuant to this Agreement;

(iv)

This Agreement has been duly executed and delivered by Sellers and is a legal, valid and binding obligation of Sellers enforceable against Sellers in accordance with its terms, except (a) as the same may be limited by bankruptcy, insolvency, reorganization or other laws or equitable principles relating to or affecting the enforcement of creditors’ rights, and (b) that the granting of specific performance is subject to the discretion of a court of equity;

(v)

The execution and delivery of this Agreement by Sellers and the consummation of the transactions provided for in this Agreement will not violate or conflict with any provision of the Certificate of Incorporation or By-Laws of the Companies or, to the best of the knowledge of such counsel, result in any breach of any contract or agreement to which the Companies or Sellers is a party or by which the Companies or Sellers are bound or to which the properties or assets of any of them are subject;

(vi)

No authorization, approval or consent of, or any action by, any federal or state court, or regulatory authority or by any court or regulatory authority of any foreign jurisdiction that has not been obtained or taken is required for the execution, delivery or performance of this Agreement by Sellers, including the sale by Sellers of the Stock;

(vii)

The sale by Sellers of the Stock pursuant to this Agreement will transfer to Buyer good title to the Stock free and clear of all liens, claims, charges, restrictions, equities or encumbrances of any kind;

Execution Version

(viii)

The stock certificates for the Stock have been duly endorsed by Sellers or are accompanied by stock powers duly executed by Sellers and such endorsements and stock powers are effective to transfer to Buyer good title to the Stock, free and clear of all liens, claims, charges, restrictions, equities or encumbrances of any kind;

(ix)

Such counsel has conducted a search for liens filed pursuant to the Uniform Commercial Code of the state of Texas and has no reason to believe that the Company does not have good and marketable title to all of its properties and assets, including those reflected in the Latest Financial Statements;

(x)

Such counsel knows of no litigation, proceeding or investigation pending, threatened or proposed in any manner involving Sellers, the Companies or any of the properties or assets of any of them or which questions the validity of this Agreement or any action taken or to be taken by Sellers under this Agreement;

(xii)

Such counsel is not aware of any facts that have not been disclosed by Sellers to Buyer which may constitute or give rise to any material liability or any material claim, action, suit, proceeding or investigation against or involving the Companies; and,

(xiii)

As to such other matters (including the form of all documents and the validity of all proceedings) incident to the matters herein contemplated as Buyer and its counsel may reasonably request.

6.4.

Consents and Approvals. Sellers and Buyer shall have obtained all consents, authorizations and approvals under all statutes, laws, ordinances, regulations, rules, judgments, decrees and orders of any court or governmental agency, board, bureau, body, department or authority or of any other person required to be obtained by Sellers or Buyer, as the case may be, in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.  6.5. Physical Properties. There shall have occurred no material damage to or destruction or loss of (whether or not covered by insurance) any of the Company’s facilities, machinery, equipment or other assets.

6.6.

Financing. Buyer shall have obtained financing sufficient to fund the Acquisition.

6.7.

Resignation of Directors. The Directors of the Companies shall have executed and delivered to the Buyer their resignations as directors of the Companies effective at the Closing.

7.

Termination. This Agreement maybe terminated as follows:

7.1.

Termination by Buyer. Buyer may, without liability to Sellers, terminate this Agreement by notice to Sellers (i) at any time prior to the Closing if default shall be made by Sellers in the observance or in the due and timely performance of any of the terms hereof to be performed by Sellers that cannot be cured at or prior to the Closing, or (ii) at the Closing if any of the conditions precedent to the performance of Buyer’s obligations at the Closing shall not have been fulfilled.

7.2.

Termination by Sellers. Sellers may, without liability to Buyer, terminate this Agreement by notice to Buyer (1) at any time prior to the Closing if default shall be made by Buyer in the observance or in the due and timely performance of any of the terms hereof to be performed by Buyer that cannot be cured at or prior to the Closing, or (ii) at the Closing if any of the conditions precedent to the performance of Sellers' obligations at the Closing shall not have been fulfilled, including but not limited to the obligations imposed on Buyer pursuant to Section 2.

7.3

Effect of Termination. If this Agreement is terminated, this Agreement shall no longer be of any force or effect and there shall be no liability on the part of any party or its respective directors, officers or shareholders except, in the case of termination because of a material default or material breach resulting from the willful fault of another party, the aggrieved party or parties may recover from the defaulting party the amount of expenses incurred by such aggrieved party or parties in connection with this Agreement and the transactions contemplated hereby which the aggrieved party or parties would otherwise have to bear. If this Agreement shall be terminated, each party will (i) return all documents, work papers and other materials of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, to the party furnishing the same, and (ii) destroy all documents, work papers and other materials developed by its accountants, agents and employees in connection with the transactions contemplated hereby which embody proprietary information or trade secrets furnished by any party hereto or return such documents, work papers and other materials to the party furnishing the same, or excise such information or trade secrets therefrom.

Execution Version

8.

Survival of Representations and Warranties; Indemnification.

8.1.

Survival of Representations and Warranties. All representations and warranties contained in this Agreement, the Sellers' Disclosure Schedule and any certificate delivered at the Closing of Sellers or Buyer shall be deemed to have been relied upon notwithstanding any investigation heretofore or hereafter made or omitted by any party hereto and shall survive the Closing for a period of five (5) years.

8.2.

Cross-Indemnification Obligations. Sellers and Buyer agree to indemnify and hold each other harmless against any and all losses, costs and expenses (including, without limitation, legal and other expenses), except as expressly limited by the terms of Section 9.3, resulting from or relating to:

(A)

any misrepresentation or breach of any warranty contained in this Agreement or in the Sellers' Disclosure Schedule or any certificate at the Closing; provided that any claim for indemnification by under this paragraph (A) may be made no later than a date five (5) years from and after the Closing Date; and,

(B)

any breach of any covenant contained in this Agreement; provided that any claim for indemnification under this paragraph (B) for the breach of any covenant contained in this Section or may be made no later than a date five (5) years from and after the expiration of the period during which such covenant was to be performed; and any and all actions, suits, demands, assessments or judgments with respect to any claim arising out of or relating to the subject matter of the indemnification.

Any claims for losses under this paragraph in favor of Buyer shall result in a dollar-fordollar offset against any balance remaining due on the Note, provided that such claims shall not be limited to the amount of any such outstanding Note balance due.

9.

Non-Competition. For a period of three years commencing on the Closing Date:

(A)

Sellers will not, and Sellers will not permit any affiliate of Sellers to, directly or indirectly, furnish, assemble, sell, license or distribute, within or without the United States, any product or service furnished, sold, licensed or distributed by the Companies at any time during the three-year period ending on the Closing Date or otherwise attempt to compete with Buyer with respect to the business of the Companies.

(B)

Sellers shall not enter into the employ of, render services or advice to, or engage in or become a proprietor, partner or stockholder (other than a stockholder holding less than 1% of the total number of outstanding shares of any class of stock) of any business which competes with or contemplates competing with the business of the Company.

10.

Miscellaneous.

10.1.

Assurance of Further Action. From time to time after the Closing and without further consideration from Buyer, Sellers shall execute and deliver, or cause to be executed and delivered, to Buyer such further instruments of sale, assignment, transfer and delivery and take such other action as Buyer may reasonably request in order to more effectively sell, assign, transfer and deliver and reduce to the possession of Buyer any and all of the Stock and consummate the transactions contemplated hereby.

10.2.

Waiver. The parties hereto may by written agreement (i) extend the time for or waive or modify the performance of any of the obligations or other acts of the parties hereto, or (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement.

10.3.

Notices. All notices, requests or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed first class certified mail postage prepaid addressed as follows:

if to Buyer to:

Alentus Corporation

Attn: Bill King, CEO

28202 Cabot Road, Suite 205

Laguna Niguel CA 92677

(with a copy to Eugene E. Mueller, Esq., Mueller Carey, PLC, 28202 Cabot Road, Suite

300, Laguna Niguel CA 92677

Execution Version

if to Sellers, to:

Stephanie E. Rosendahl

R. Anders Rosendahl, M.D.

405 Brooks Hollow Road

Austin, TX 78734

(with a copy to James Brannon, Esq., jamesbrannon@yahoo.com; fax (832) 565-1539);

or to such other address as may have been furnished in writing to the party giving the notice by the party to whom notice is to be given.

10.4.

Entire Agreement. This Agreement embodies the entire agreement among the parties and there have been and are no agreements, representations or warranties, oral or written among the parties other than those set forth or provided for in this Agreement. This Agreement may not be modified or changed, in whole or in part, except by a supplemental agreement signed by each of the parties.

10.5.

Rights Under this Agreement; Nonassignability. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by any party without the prior written consent of the other parties. Nothing contained in this Agreement is intended to confer upon any person, other than the parties to this Agreement and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

10.6.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed in the State of Texas and shall be construed without regard to any presumption or other rule requiring the construction of an agreement against the party causing it to be drafted.

10.7.

Headings; References to Sections, Exhibits and Sellers' Disclosure Schedule. The headings of the Sections, paragraphs and subparagraphs of this Agreement are solely for convenience and reference and shall not limit or otherwise affect the meaning of any of the terms or provisions of this Agreement The references herein to Sections, Exhibits and the Sellers' Disclosure Schedule, unless otherwise indicated, are references to sections of and exhibits and schedules to this Agreement.

10.8.

Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but which together constitute one and the same instrument.

(signature page follows)

Execution Version

Mar 26 08 12:46p William King 949-267-4150 p.2

Execution Version

IN WITNESS WHEREOF, the parties have duly executed this **STOCK PURCHASE AGREEMENT** as of the date first above written.

BUYER:
ALENTUS CORPORATION

By: **William A. King**
President and Chief Executive Officer

SELLERS:

STEPHANIE E. ROSENDAHL

R. ANDERS ROSENDAHL, M.D.

17

May 01 08 11:15a R. Anders Rosendahl 512-261-9211 p.1

Execution Version

EXHIBIT B

CERTIFICATE OF OFFICER

(Pursuant to Section 3.1(B))

The undersigned, Stephanie E. Rosendahl, hereby certifies that:

1.

Ms. Rosendahl is the duly elected and acting Chief Executive Officer of WEB HOSTING GROUPS, INC., a Texas corporation, WEB SITE SOURCE, INC., a Texas corporation, and SPEEDFOX, INC., a Texas corporation (each a "Company" collectively the “Companies”).

2.

Each of the representations and warranties made by the Sellers in Section 4 of that certain Stock Purchase Agreement (the “Agreement”) of even date herewith by and between the Buyer and Sellers identified in such Agreement, were true and correct in all material respects when made and are true and correct in all material respects as of the date hereof, with the same force and effect as if made on and as of the date hereof.

3.

The business, assets, operations, financial condition and/or prospects of the Companies have not been adversely affected in any material way prior to the date hereof.

4.

Sellers have performed in all material respects all obligations and conditions pursuant to the Agreement required to be performed or observed by Sellers and/or by the Companies as of or prior to the date hereof.

5.

Sellers have obtained any and all consents, permits and waivers necessary or appropriate for the consummation of the transactions contemplated by the Agreement.

Unless otherwise set forth herein, all capitalized terms in this Certificate shall have the respective meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this _____ day of March, 2008.

____________________

Stephanie E. Rosendahl

Chief Executive Officer

Execution Version

Sellers' Disclosure Schedule

Stock Purchase Agreement (“SPA”)

SPA Provision	Item	Disclosure
4.2

Contracts (labor unions; services >$10,000; real estate or equipment leases; loans; purchase or sale >$5,000; letters of credit, guarantees, etc.; non-competes; contracts outside the ordinary course of business)

4.3	Mortgages, liens, pledges, security interests, etc.

4.4	Capitalization; no agreements regarding securities	(see attached capitalization table)

4.5	Undisclosed liabilities; accounts receivable

4.6	Material Adverse Changes

4.7	Litigation, arbitration and other disputes

4.10	Intellectual Property

4.12(c)	Leased Properties

4.12(e)	Governmental Authorizations and Regulations

4.13	Employee Benefit Plans

4.16	Insurance

4.17	Bank Accounts; Powers of Attorney

4.18	Product and Service Warranties

4.19	Certain Disclosures (highly compensated persons, products and services; twenty-five largest customers; outstanding purchase and sales orders; list of machinery and equipment)

4.20	Brokers

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